UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 23, 2024

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	001-16853	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8051 Congress Avenue Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SBAC	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 23, 2024, SBA Communications Corporation (the “Company”) held its 2024 Annual Meeting of Shareholders. At the 2024 Annual Meeting of Shareholders, the shareholders voted on (i) the election of four director nominees (Proposal 1), (ii) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year (Proposal 2), and (iii) the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 3). The results of the votes are set forth below.

Proposal 1

The shareholders voted in favor of the election of the following director nominees as Class I directors for a term of office expiring at the 2027 Annual Meeting of Shareholders and, in each case, until his or her successor is duly elected and qualified.

	For	Against	Abstain	Broker Non-Vote
Brendan T. Cavanagh	90,491,304	1,307,158	24,357	4,625,028
Mary S. Chan	82,357,787	9,440,395	24,637	4,625,028
Jay L. Johnson	86,030,020	5,766,099	26,700	4,625,028
George R. Krouse, Jr.	80,346,229	11,399,968	76,622	4,625,028

Proposal 2

The shareholders approved the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year.

For	Against	Abstain	Broker Non-Vote
91,038,992	5,387,659	21,196	—

Proposal 3

The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
88,158,433	3,579,793	84,593	4,625,028

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Marc Montagner
Marc Montagner
Executive Vice President and Chief Financial Officer

Date: May 24, 2024